Exhibit 10.1

AGREEMENT REGARDING THE BOARD OF DIRECTORS OF GOLDEN GATES HOMES, INC

THIS AGREEMENT (the "Agreement") is made and entered into as of the 30th day of May 2013 by TA Partners, Inc., a Nevada corporation (the “Company”), in favor of The Wilkens 2000 Trust and The Wilkens 2003 Trust (each of the preceding trusts is referred to hereinafter separately as a "Trust" and collectively as the "Trusts").

In further consideration of the Trusts’ sale to the Company of an aggregate of 1,173,435 shares of the common stock, par value US$.0001 per share, of Golden Gates Homes, Inc., a Delaware corporation (the "Public Company"), the Company agrees to use its best efforts to cause the Board of Directors of the Public Company to have an even number of members, and that nominees of the Trusts shall constitute one-half of the members of the Board of Directors of the Public Company; provided, however, that this Agreement shall automatically terminate whenever the Company or its current stockholder, on the one hand, and the Trusts, on the other hand, enter into another written agreement featuring provisions akin to the agreement contained in this Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first day written above.

"COMPANY"

TA PARTNERS, INC.,
a Nevada corporation

By: /s/ Alexander Nistratov
Alexander Nistratov, President

"TRUSTS"

THE WILKENS 2000 TRUST	THE WILKENS 2003 TRUST

By: /s/ Tim Wilkens	By: /s/ Tim Wilkens
Tim Wilkens, Trustee	Tim Wilkens, Trustee